Exhibit 21



SUBSIDIARIES
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1.     Puget Western, Inc.
       (A Washington corporation)

2.     Puget Sound Energy Company
       (A Washington corporation)

3.     ConnexT
       (A Washington corporation)

4.     Puget Energy, Inc.
       (A Washington corporation)

5.     Hydro Energy Development Corporation
       (A Washington corporation)

6.     Thermal Energy, Inc.
       (A Washington corporation)

7.     Thermrail, Inc.
       (A Washington corporation)

8.     WECO Finance Company
       (A Washington corporation)

9.     Washington Energy Gas Marketing Company
       (A Washington corporation)

10.    Washington Energy Gas Services Company
       (A Washington corporation)